UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2012

CHINA ARMCO METALS, INC.
[Missing Graphic Reference]
(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Waters Park Drive, Suite 98 San Mateo, CA	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 212-7620

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Approval of the Amendment to Amended and Restated 2009 Stock Incentive Plan.

At the 2012 Annual Meeting of Stockholders of China Armco Metals, Inc. (“the Company”) on July 13, 2012, the Company’s stockholders approved an amendment to the Amended and Restated 2009 Stock Incentive Plan, to increase the shares of our common stock available for issuance thereunder by 3,000,000 shares.

A copy of the Amendment to the Amended and Restated 2009 Stock Incentive Plan is filed as Exhibit 10.1 to this report, and is incorporated herein by reference.  In addition, a more detailed description of the Amendment to the Amended and Restated 2009 Stock Incentive Plan is contained in Proposal No. 4 of the Company’s Proxy Statement dated June 4, 2012 (the “2012 Proxy Statement”) and filed with the United States Securities and Exchange Commission on June 7, 2011.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On July 13, 2012, the Company held its 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”).  The stockholders of the Company voted on four proposals at the Annual Meeting.  For more information on the following proposals, see the Company’s 2012 Proxy Statement, the relevant portions of which are incorporated herein by reference. Below are the final voting results.

1.  Election of Directors. The first proposal was the election of five directors to serve as members of the Board of Directors until the 2013 Annual Meeting of Stockholders or until their successors are duly elected.

Nominee	For	Against	Broker Non-Votes
Mr. Kexuan Yao	7,264,280	618,327	1,947,637
Mr. Weigang Zhao	6,871,115	1,011,492	1,947,637
Mr. Weiping Shen	6,730,535	1,152,07	1,947,637
Mr. William Thomson	7,095,28	787,327	1,947,637
Mr. Kam Ping Chan	6,731,515	1,151,092	1,947,637

The five candidates above received the five highest numbers of affirmative votes to be elected as a director. Each of the five candidates above was elected to serve as a member of the Board of Directors at the 2012 Annual Meeting until the Company’s next annual meeting or until their respective successors are duly elected and qualified.

2. Ratification of the Appointment of Independent Registered Public Accounting Firm.  The second proposal was the ratification of the appointment of Li & Company, PC as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2012.

For	Against	Abstain	Broker Non-Votes
8,867,202.	899,792	63,250	0

The votes cast “FOR” the ratification of the appointment of Li & Company, PC as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2012 exceed the votes cast against the proposal. The appointment of Li & Company, PC as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2012 was ratified at the 2012 Annual Meeting.

3. Approval of An Amendment to the Amended and Restated 2009 Stock Incentive Plan.  The third proposal was the approval of an amendment to Amended and Restated 2009 Stock Incentive Plan, to increase the shares of our common stock available for issuance thereunder by 3,000,000 shares.

For	Against	Abstain	Broker Non-Votes
6,228,376	1,632,831	21,400	1,947,637

The votes cast “FOR” the amendment to Amended and Restated 2009 Stock Incentive Plan exceed the votes cast against the proposal. The amendment to Amended and Restated 2009 Stock Incentive Plan, to increase the shares of our common stock available for issuance thereunder by 3,000,000 shares, was approved at the 2012 Annual Meeting.

4. Approval of the Change of the Company’s Name to “ARMCO METALS HOLDINGS, INC.”  The final proposal was the approval of an amendment to our Certificate of Incorporation to change our corporate name to Armco Metals Holdings, Inc.

For	Against	Abstain	Broker Non-Votes
7,250,930	533,977	97,700	1,947,637

The votes cast “FOR” the amendment to our Certificate of Incorporation to change our corporate name to Armco Metals Holdings, Inc. did not reach a majority of the outstanding voting power. The proposal to change the Company’s name to Armco Metals Holdings, Inc. was defeated.

Item 8.01.   Other Events.

On July 18, 2012, the Company issued a press release announcing the results of the proposals submitted to a vote of the Company’s stockholders at the 2012 Annual Meeting. A copy of the press release is filed as Exhibit 99.1 to this report, and is incorporated herein by reference.

Item 9.01(d).  Exhibits.

(d)           Exhibits.

10.1	Amendment to the Amended and Restated 2009 Stock Incentive Plan, effective as of July 13, 2012.
99.1	Press Release – July 18, 2012, Results of Annual General Meeting.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA ARMCO METALS, INC.

Date: July 18, 2012	By:	/s/ Kexuan Yao
	Name:	Kexuan Yao
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment to the Amended and Restated 2009 Stock Incentive Plan, effective as of July 13, 2012.
99.1	Press Release – July 18, 2012, Results of Annual General Meeting.

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